This Instrument Was Prepared By:

         Patricia G. Welles, Esq.
         Stearns Weaver Miller Weissler
           Alhadeff & Sitterson, P.A.
         150 West Flagler St., Suite 2200
         Miami, Florida 33130

Record and Return To:
         Patricia G. Welles, Esq.
         Stearns Weaver Miller Weissler
           Alhadeff & Sitterson, P.A.
         150 West Flagler St., Suite 2200
         Miami, Florida 33130


================================================================================


                      ASSIGNMENT, ASSUMPTION, AND QUITCLAIM

     This Assignment, Assumption, and Quitclaim of all of assignor's interests in and to a ground lease of real property and other documents described below ("Assignment") is made effective as of the 26th day of August, 2002, by and between I.R.E. Pension Investors, Ltd.-II, a Florida limited partnership ("I.R.E."), as assignor, and American Federated Title Corp., a Florida corporation, as Trustee under Land Trust No. 0806GAL (the "Assignee").

                                R E C I T A L S:
                                 - - - - - - - -

     A. I.R.E. is owner of the tenant's interest in the Lease ("Ground Lease") dated April 11, 1955, from Antioch College Foundation, as Landlord, to Professional Building Corp. of Ft. Lauderdale, as Tenant, recorded in Official Records Book 352 at page 491 of the Public Records of Broward County, Florida, pursuant to: (1) the Assignment and Assumption dated December 31, 1986 from (a) Barnett Banks Trust Company, N.A., formerly known as Barnett Bank of Hollywood, Hollywood, Florida, a Florida banking corporation, duly authorized to execute Trusts within the State of Florida, not personally but as Trustee under the provisions of a certain Trust Agreement dated December 10, 1971, and known as Trust Number EO-433 ("Trust EO-433"); and (b) Barnett Banks Trust Company, N.A., formerly known as Barnett Bank of Hollywood, Hollywood, Florida, successor in interest to Hollywood Bank and Trust Company of Hollywood, Florida, not personally but as Trustee, under Trust Agreement dated August 27, 1971, and known as Trust No. EO-416 ("Trust EO-416"); and (c) Robert M. Cornfeld, individually, and as the sole beneficiary of Trust EO-433, and as the sole beneficiary of Trust EO-416 (all of (a), (b) and (c), collectively, "Cornfeld"), in favor of I.R.E dated December 31, 1986, recorded January 6, 1987, in Official Records Book 14057 at Page 548 of the Public Records of Broward County, Florida; together with (2) the Quit Claim Deed dated December 31, 1986 from Cornfeld and Trust EO-497, pursuant to the Trust Agreement dated August 21, 1972 between Robert M. Cornfeld and Barnett Bank of Hollywood (now known as Barnett Banks Trust Company, N.A.) ("Trust EO-497"), recorded in Official Records Book 14057 at Page 561 of the Public Records of Broward County, Florida; as further reflected in the Memorandum of Lease dated May 15, 1957, between Antioch College and Sunrise Shopping Center, Inc., as Landlord, and Professional Building Corp., of Ft. Lauderdale, as Tenant, recorded in Official Records Book 937 at Page 476 of the Public Records of Broward County, Florida, as amended and modified thereafter.

     B. I.R.E. may own certain rights and benefits pursuant to the Parking Agreement dated November 1, 1974, between Sunrise Shopping Center, Ltd., as owner and Trust EO-497 as Tenant ("Parking Agreement"); and pursuant to the Sublease dated January 2, 1962, from James Kirkwood, Jr., as Trustee, in favor of the Trustees for Liberty Real Estate Trust, recorded in Official Records Book 2313 at Page 912 of the Public Records of Broward County, Florida.

     C. I.R.E. may also hold certain rights and benefits pursuant to: (1) the Ratification and Confirmation dated December 22, 1986 between J.M. Associates, Ltd., a Florida limited partnership, as Lessor, and Trust EO-416 and Trust EO-497, as Lessee, and recorded in Official Records Book 14263 at Page 950, and rerecorded in Official Records Book 14196 at Page 558, all of the Public Records of Broward County, Florida; (2) the Collateral Assignment of Rents and Leases dated December 31, 1986 from Barnett Banks Trust Company, N.A., as Trustee under Land Trust EO-416, and Barnett Banks Trust Company, N.A., as Trustee under Land Trust EO-433 to I.R.E., recorded in Official Records Book 14057 at Page 577; and
(3) the Property Improvement Agreement dated December 31, 1986, between I.R.E. and Cornfeld.

     D. I.R.E. is owner of the Landlord's interest in the Lease dated December 31, 1986, between I.R.E. as Landlord and Barnett Banks Trust Company, N.A., as Trustee under Land Trust EO-416, and Barnett Banks Trust Company, N.A., as Trustee under Land Trust EO-433, as Tenant.

     E. Assignee is an affiliate of Cornfeld, and Cornfeld has requested and I.R.E. has agreed to assign and quitclaim to Assignee all of I.R.E.'s right, title and interest under all of the foregoing agreements described in Recitals A through D above (collectively, "Lease Agreements").

                                    AGREEMENT

     Now, therefore, in consideration of Ten Dollars paid and other good and valuable consideration, the receipt whereof is hereby acknowledged, and the mutual covenants set forth herein, it is agreed as follows:

     1. I.R.E. hereby assigns, transfers, sets over, quitclaims and delivers to Assignee all of its right, title, interests, obligations and benefits under each of the Lease Agreements, together with all easement rights and privileges as set forth and contained in the Lease Agreements, and all easements and rights of way for ingress and egress thereunder, together with all right to receive and collect any and all rentals or other payments due under any of the Lease Agreements, together with all right, title and interest in and to the buildings and improvements situated on the real property subject to the Ground Lease as described on Exhibit A, attached hereto and made a part hereof, and.subject to all matters of record.

     2. Assignee hereby accepts the assignment and quitclaim of all of I.R.E.'s right, title, interests, obligations and benefits under the Lease Agreements from the date hereof, and agrees to perform under the provisions of each of the Lease Agreements, as applicable, from the date hereof as a direct obligation from Assignee.

     3. As a material inducement to Assignee to execute and deliver this Assignment, I.R.E. represents and warrants to and covenants and agrees with Assigneee that I.R.E. is the sole owner of the tenant's interest described in the Ground Lease and has not assigned or transferred such interests to any other party. I.R.E. will warrant and defend the sale and assignment of its interest in the Ground Lease against the lawful claims and demands of all persons whomsoever claiming by, through, or under I.R.E., but none others.

     4. This Assignment is made wholly without recourse against I.R.E. and without warranties or representation except as set forth in Section 3 above, and Assignee hereby accepts all of the right, title and interests granted hereunder in their "as is/where is" condition.

     5. Cornfeld Parties (defined below) hereby do and shall indemnify, defend and hold harmless I.R.E. Released Parties (defined below) from any and all claims, demands, damages, interests, penalties, costs and attorneys' fees (collectively, "Claims") to the extent the Claims result in whole or part from Cornfeld Parties' or I.R.E. Released Parties's possession, ownership or use of the Property or exercise of or failure to exercise any right under any of the Lease Agreements, any defaults thereunder, or any event, act or omission (including but not limited to Cornfeld Parties' failure to pay sales tax during the term of the Lease, or to pay documentary stamps and intangible taxes in connection with this transaction, if any are due) which occurred before the date hereof or which may occur or arise in the future, or which may result in liability under the terms of any of the Lease Agreements.

     6. For and in consideration of this Assignment and the releases, covenants and conditions described below running in favor of Cornfeld, Assignee and Cornfeld Parties hereby unconditionally, fully and completely release the I.R.E. Released Parties and each and every person or entity included within the definition of the I.R.E. Released Parties from all and every manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, whether in law or in equity, whether civil, criminal, legal, ethical, moral or otherwise, whether the facts or circumstances related thereto are stated or inferred, which Assignee or Cornfeld Parties or I.R.E. Released Parties have, may have had or may have claimed to have had against any party or entity comprising the I.R.E. Released Parties, or which the successors or assigns of Assignee or Cornfeld Parties, or any successors to I.R.E. Released Parties, hereafter can, shall or may have, or may claim to have, against any person or entity comprising the I.R.E. Released Parties for, upon or by reason of any matter, course or thing in any way relating to the Property or to any of the Lease Agreements from the beginning of the world through the effective date hereof.

     7. For the purposes of the foregoing release and this Assignment: (a) the "I.R.E. Released Parties" shall mean I.R.E. and I.R.E. Pension Advisors II, Corp., Inc., a Florida corporation, as well as all of their respective officers, directors, stockholders, subsidiaries, affiliates, attorneys, agents, employees and servants; and (b) the "Cornfeld Parties" shall mean Cornfeld individually and as beneficiary and trustee, as applicable, under Trust EO-433, Trust EO-416, and Trust EO-497, and American Federated Title Corp., a Florida corporation, as Trustee under Land Trust No. 0806GAL, as well as all other trustees or beneficiaries of such trusts, and of their respective officers, directors, stockholders, partners, subsidiaries, affiliates, attorneys, agents, employees and servants.

     8. Each party executing this document represents and warrants to each other party to this Assignment that this Assignment has been approved by the signing party, that the Assignment has been executed by an authorized officer or partner or manager of that party, and that the document is fully binding and enforceable in accordance with its terms and conditions against signing party.

     9. This Assignment shall be construed in accordance with the substantive laws of the State of Florida. This Assignment shall be binding upon the inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      EXECUTIONS APPEAR ON FOLLOWING PAGE.

     IN WITNESS WHEREOF, this Assignment has been duly executed as of the day and year first above written.

                         ASSIGNOR:

                         I.R.E.  PENSION  INVESTORS,  LTD-II,
                          a Florida limited partnership

                         By:     I.R.E.  Pension  Advisors II, Corp.,  a Florida
---------------                  corporation, its managing General Partner
Print Name:
                                  By:   /s/
                                        -----------------------------
                                        Glen R. Gilbert, as
                                        Executive Vice President
---------------
Print Name:


                         ASSIGNEE:

                         American  Federated Title Corp., a Florida corporation,
---------------          as Trustee under Land Trust No. 0806GAL
Print Name:
                         By:    /s/
                                -----------------------------
                                Robert M. Cornfeld, as Beneficiary
                                and as Trustee
---------------
Print Name:


                     Executions continued on following page.

                          CORNFELD PARTIES:

                          Robert M. Cornfeld, individually and as Managing Beneficiary and sole beneficiary of (a) that certain Trust Agreement dated August 27, 1971, by and between Robert M. Cornfeld and Hollywood Bank and Trust Company of Hollywood, Florida (now known as Barnett Banks Trust Company , N.A.) and known as Trust No. EO-416; (b) that certain Trust Agreement December 10, 1971, by and between Robert M. Cornfeld and Barnett Bank of Hollywood, of Hollywood, Florida (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-433; and (c) that certin Trust Agreement dated August 21, 1972, by and between Robert M. Cornfeld and Barnett Bank of Hollywood (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-497.

                          By:   /S/
---------------                -----------------------------------
Print Name:                    Robert M. Conrfeld, Individually and as
                               Managing Beneficiary and Sole Beneficiary


---------------
Print Name:





STATE OF FLORIDA   )
                   ) SS:
COUNTY OF BROWARD  )

     The foregoing instrument was acknowledged before me this _____ day of August, 2002,by Glen R. Gilbert, as Executive Vice President of I.R.E. Pension Advisors II, Corp., managing general partner of I.R.E. Pension Investors, Ltd.-II, as an act of the corporation.

Personally Known __________ OR Produced Identification __________

Type of Identification Produced
                                --------------------------------------------



                                 Print or Stamp Name: _____________
                                 Notary Public, State of Florida at Large
                                 Commission No.:
My Commission Expires:
                   Notarizations continued on following page.

STATE OF FLORIDA     )
                     ) SS:
COUNTY OF ___________)

     The foregoing instrument was acknowledged before me this ___ day of August, 2002, by Robert M. Cornfeld, as beneficiary and trustee of American Federated Title Corp., a Florida corporation, as Trustee under Land Trust No 0806GAL.

Personally Known __________ OR Produced Identification __________

Type of Identification Produced
                                --------------------------------------------



                                 Print or Stamp Name: _____________
                                 Notary Public, State of Florida at Large
                                 Commission No.:
My Commission Expires:


STATE OF FLORIDA     )
                     ) SS:
COUNTY OF ___________)

     The foregoing instrument was acknowledged before me this ___ day of August, 2002, by Robert M. Cornfeld, individually and as managing beneficiary and sole beneficiary of (a) that certain Trust Agreement dated August 27, 1971, by and between Robert M. Cornfeld and Hollywood Bank and Trust Company of Hollywood, Florida (now known as Barnett Banks Trust Company , N.A.) and known as Trust No. EO-416; (b) that certain Trust Agreement December 10, 1971, by and between Robert M. Cornfeld and Barnett Bank of Hollywood, of Hollywood, Florida (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-433; and (c) that certain Trust Agreement dated August 21, 1972, by and between Robert M. Cornfeld and Barnett Bank of Hollywood (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-497.

Personally Known __________ OR Produced Identification __________

Type of Identification Produced
                                ------------------------------------------



                                 Print or Stamp Name: ____________
                                 Notary Public, State of Florida at Large
                                 Commission No.:
My Commission Expires:

                                    EXHIBIT A
                                LEGAL DESCRIPTION